UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 31, 2013

K12 Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33883	95-4774688
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2300 Corporate Park Drive, Herndon, Virginia	20171
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (703) 483-7000

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On December 31, 2013, the Board of Directors of K12 Inc. ("K12" or the "Company") appointed Nathaniel A. Davis as Chief Executive Officer of the Company, effective January 1, 2014. Mr. Davis will continue to serve as Chairman of the Company's Board of Directors (the "Board"). Mr. Davis, age 59, joined K12 as a director in July 2009, served as the Chairman beginning June 2012 and became the Executive Chairman in January 2013. Prior to joining the Company, he served as the managing director of RANND Advisory Group from 2003 until December 2012. Previously, Mr. Davis worked for XM Satellite Radio from June 2006 to November 2008, serving as President and then Chief Executive Officer until the company's merger with Sirius Radio. He also served on the XM Satellite Radio board from 1999 through 2008. From 2000 to 2003, Mr. Davis was President and Chief Operating Officer, and board member of XO Communications Inc. Mr. Davis has also held senior executive positions at Nextel Communications (EVP, Network and Technical Service), MCI Telecommunications (Chief Financial Officer) and MCI Metro (President and Chief Operating Officer). Since 2011, Mr. Davis has served as a director of Unisys Corporation and RLJ Lodging Trust. Mr. Davis has also previously served on the board of several public and private firms including Mutual of America Capital Management Corporation, Charter Communications and Telica Switching. Mr. Davis also currently serves as a director of the non-profit Progressive Life Center. Mr. Davis received an M.B.A. from the Wharton School of the University of Pennsylvania, an M.S. in Engineering Computer Science at the Moore School of the University of Pennsylvania, and a B.S. in Engineering from Stevens Institute of Technology. Mr. Davis was selected as a director based on his strong record of executive management, finance and systems engineering skills, as well as his insight into the considerations necessary to run a successful, diverse global business. The Board also benefits from his previous service on other public company boards and his experience in accounting and financial reporting.

On December 31, 2013, Ronald J. Packard submitted his resignation as the Company's Chief Executive Officer, effective immediately. Mr. Packard will continue to serve as a non-management member of the Board. The Board has approved a cash bonus for Mr. Packard of $216,000 to be paid following his resignation.

Item 7.01. Regulation FD Disclosure.

On January 7, 2014, the Company issued a press release regarding its negotiations with outside investors to establish a new entity, in which the Company would retain a minority stake greater than 25 percent and would contribute the International School of Berne, Capital Education, its interest in an existing Middle East joint venture, the United Kingdom businesses that K12 recently launched, the rights to market internationally K12's new pre-kindergarten product (EmbarK12), and other select assets and licenses. The Company anticipates that definitive documentation for the separate, stand-alone business will be completed during K12's third quarter for fiscal 2014. Mr. Packard is assisting in these negotiations and is expected to lead the new entity as its Chief Executive Officer.

The press release is furnished with this report as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

Exhibit No. 99.1 – Press release of K12 Inc., dated January 7, 2014.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

K12 Inc. (Registrant)
January 7, 2014 (Date)	/s/ HOWARD D. POLSKY Howard D. Polsky General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
99.1	Press release of K12 Inc., dated January 7, 2014